UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2009

GABRIEL TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-23415	22-3062052
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4538 S. 140th Street, Omaha, Nebraska 68137
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (402) 614-0258

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Effective as of April 24, 2009, Gabriel Technologies Corporation (“we” or the “Company”) entered into a Promissory Note Purchase Agreement (the “Note Purchase Agreement”) with David B. Clark, John Hall, Rosemary Williams, Jack B. Manning, Louis Rotella III, Louis Rotella Jr., Gary Elliston, Christopher P. Manning, and Robert Lamse (collectively, the “Investors”). Under the terms of the Note Purchase Agreement, the Investors purchased promissory notes (each a “Promissory Note”) in the aggregate principal amount of $700,000 on May 6, 2009 (the “Closing”). The proceeds from the sale of Promissory Notes shall be applied to pay certain consulting fees, legal fees, accrued and unpaid payroll obligations, and used for working capital and general corporate purposes.

The Closing was expressly conditioned upon the appointment of David B. Clark, George Tingo, John Hall and Jack B. Manning to our board of directors. Further information relating to the appointment of the foregoing directors is set forth in Item 5.02 of this Current Report and is incorporated by reference in this Item 1.01.

Further information relating to the long term debt is set forth in Item 2.03 of this Current Report and is incorporated by reference in this Item 1.01.

4 of the 9 Investors invested in prior private placements of promissory notes by the Company in 2007 and were issued warrants in connection with the purchase of such promissory notes. See the Company's Current Report on Form 8-K filed on July 3, 2008 for a description of the promissory notes and warrants issued in 2007 and the Company's agreements with the holders thereof.

On January 6, 2009, we entered into a Confidential Agreement of Cooperation and Covenant Not to Sue and Stock Equivalent Unit Participation Agreements with Louis Rotella Jr., Louis Rotella II, and Louis Rotella III (collectively, the “Transferors”), pursuant to which we issued an aggregate of  600,000 stock equivalent units of the Company (“SE Units”) to the Transferors in exchange for transfer and assignment of all claims of the Transferors, known or unknown, against the Company, its subsidiaries, predecessors, representatives, and affiliates thereof, in respect to or related, directly or indirectly to any transaction, occurrence or relationship involving the Company, its subsidiaries or predecessors (the “Assigned Claims”). The Transferors further agreed not to pursue any of the Assigned Claims pursuant to the terms of the Covenant Not to Sue.

SE Units of the Company are not certificated, are governed by Stock Equivalent Unit Participation Agreements, and are represented solely by an account to be maintained by the Company as set forth in the Stock Equivalent Unit Participation Agreement. As provided for in the Stock Equivalent Unit Participation Agreements, on any date upon which the Company pays a cash dividend to the holder of a share of the Company’s common stock, $0.001 par value (a “Share”) or the date upon which the Company’s stockholders receive proceeds resulting from a change of control, holders of SE Units, with respect to each SE Unit held, will be entitled to receive an amount equal to the value of the amount paid or distributed to each Stockholder with respect to each Share.

Except as set forth above, there is no material relationship between the Investors, on the one hand, and the Company or any of its affiliates, on the other hand.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report is incorporated by reference in this Section 2.03.

We issued 8 Promissory Notes dated April 24, 2009 to 9 Investors in the aggregate principal amount of $700,000 pursuant to the Note Purchase Agreement. Each of the Promissory Notes provides that the Company will pay the holder the greater of (i) the Promissory Note principal plus an amount equal to 100% of the principal, or (ii) .000002% of the proceeds of an “IP Event” (as defined below) for each dollar of Promissory Note principal, within 10 business days after the occurrence of an IP Event. For purposes of the Promissory Notes, “IP Event” is defined as the receipt by the Company or any of its subsidiaries of a minimum of $10,000,000 in net proceeds (in cash or the fair market value of non-cash consideration) from (i) a licensing, sale, transfer, settlement or other transaction with one or more third parties relating to intellectual property of the Company or its subsidiaries, or (ii) a merger, consolidation, share exchange or sale of all or substantially all of the stock or assets of the Company or any of its subsidiaries.

The Promissory Notes also provide conditional repayment rights (the “Repayment Rights”) to the holders requiring the Company to repay the principal of the Promissory Notes from additional financing proceeds received by the Company of between $1,300,000 and $6,000,000, based upon a schedule provided in the Promissory Notes. In the event that we raise cumulative additional financing proceeds in the amount of $6,000,000, the entire principal amount of the Promissory Notes must be repaid in full.  If the principal amount of the Promissory Notes is paid pursuant to the Repayment Rights provisions prior to the occurrence of an IP Event, then in lieu of the Company’s payment obligations set forth above, the holder shall only have the right to receive ..000002% of the IP Event proceeds for each dollar of original Promissory Note principal.

Details regarding the issuance of the Promissory Notes to the Investors under the Note Purchase Agreement are set forth below:

A Promissory Note in the principal amount of $200,000 was issued to David B. Clark.

Four Promissory Notes in the principal amount of $100,000 each were issued to John Hall and Rosemary Williams (jointly), Jack B. Manning, Louis Rotella III, and Louis Rotella Jr.
A Promissory Note in the principal amount of $50,000 was issued to Gary Elliston.

Two Promissory Notes in the principal amount of $25,000 each were issued to Christopher P. Manning and Robert Lamse.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Note Purchase Agreement, David B. Clark, George Tingo, John Hall and Jack B. Manning were appointed to our board of directors effective immediately upon the Closing (as defined in the Note Purchase Agreement) on May 6, 2009.  In connection therewith, Roy Breeling, Dennis Blackman, Frank Forbes and Matt Gohd each tendered resignations to the Company that were accepted and became effective immediately prior to the Closing.  Further information relating to the Note Purchase Agreement is set forth in Items 1.01 and 2.03 of this Current Report and is incorporated by reference in this Item 5.02.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gabriel Technologies Corporation

Dated: May 13, 2009	By:	/s/ Ronald E. Gillum, Jr.
Ronald E. Gillum, Jr. President and Chief Operating Officer